Colorado Bighorn Corporation
                               7100 Grandview Ave.
                                     Suite I
                                Arvada, CO 80002
                     Phone: 303-421-3300, Fax: 303-421-3410

THIS FORM HAS IMPORTANT LEGAL CONSEQUENCES AND THE PARTIES SHOULD CONSULT LEGAL AND TAX OR OTHER COUNSEL BEFORE SIGNING.

                                   COMMERCIAL
                      CONTRACT TO BUY AND SELL REAL ESTATE

                                                      n/a______________, 19n/a

     1. PARTIES AND PROPERTY.

     AmeriVest Properties Texas Inc.

buyer(s) [Buyer], (as joint tenants / tenants in common ) agrees to buy, and the undersigned seller(s) [Seller], agrees to sell, on the terms and conditions set forth in this contract, the following described real estate in the County of n/a, Colorado, to wit: n/a known as No.

n/a                                                    n/a       n/a       n/a

Street Address                                        City      State      Zip

together with all interest of Seller in vacated streets and alleys adjacent thereto, all easements and other appurtenances thereto, all improvements thereon and all attached fixtures thereon, except as herein excluded (collectively the Property).

     2. INCLUSIONS / EXCLUSIONS.

     The purchase price includes the following items (a) if attached to the Property on the date of this contract: lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, built-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this contract: storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys and (c)




The above-described included items (Inclusions) are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances, except as provided in Section 12. The following attached fixtures are excluded from this sale: n/a


     3. PURCHASE PRICE  ANDTERMS.

     The purchase price shall be $ n/a , payable in U.S. dollars by Buyer as follows: (Complete the applicable terms below.)

     a) EARNEST MONEY.

$n/a_______________________ in the form of
n/a


as earnest money deposit and part payment of the purchase price, payable to and held by n/a , broker, in its trust account on behalf of both Seller and Buyer. Broker is authorized to deliver the earnest money deposit to the closing agent, if any, at or before closing. The balance of $ n/a (purchase price less earnest money) shall be paid as follows:

     (b) CASH AT CLOSING.

$ n/a , plus closing costs, to be paid by Buyer at closing in funds which comply with all applicable Colorado laws, which include cash, elecytronic transfer funds, certified check, savings and loan teller's check, and cashier's check (Good Funds). Subject to the provisions of Section 4, if the existing loan balance at the time of closing shall be different from the loan balance in
Section 3, the adjustment shall be made in Good Funds at closing or paid as follows: n/a

     (c) NEW LOAN.

$ n/a________________________ by Buyer obtaining a new loan.

This loan will be secured by a ( 1st, 2nd, etc.) n/a deed of trust. The Loan shall be amortized over a period of n /a years at approximately $ n/a per month including principal and interest not to exceed n/a % per annum, plus, if required by Buyer's lender, a monthly deposit of 1/12 of the estimated annual real estate taxes, property insurance premium, and mortgage insurance premium. If the loan is an adjustable interest rate or graduated payment loan, the monthly payments and interest rate initially shall not exceed the figures set forth above.

Loan discount points, if any, shall be paid to lender at closing and shall not exceed n/a % of the total loan amount. Notwithstanding the loan's interest rate, the first n/a loan discount points shall be paid by n/a and the balance, if any, shall be paid by n/a .

Buyer shall timely pay a loan origination fee not to exceed n/a % of the loan amount and Buyer's loan costs.

     (d) ASSUMPTION

$ n/a by Buyer's assuming and agreeing to pay an existing loan in this approximate amount, presently payable at $ n/a per month principal, interest presently at n/a % per annum, and including escrow for the following as indicated:

____ real estate taxes, ____ property insurance premium, ____ mortgage insurance premium, and n/a .

Buyer agrees to pay a loan transfer fee not to exceed $ n/a . At the time of assumption, the new interest rate shall not exceed n/a % per annum and the new monthly payment shall not exceed $ n/a principal and interest, plus escrow, if any.

Seller ____ shall ____ shall not be released from liability on said loan. If applicable, compliance with the requirements for release from liability shall be evidenced by delivery at closing of an appropriate letter from lender. Cost payable for release of liability shall be paid b n/a in an amount not to exceed $ n/a______________________.


     (e) SELLER OR PRIVATE THIRD-PARTY FINANCING.

$ n/a__________________________ by Buyer executing a promissory note payable to: n/a on the note form as indicated: (Check one box only.)

     ____ Right-to-Cure NTD 82-11-83 ____ No Right-to-Cure NTD 81-11-83

     ____ n/a secured by a (1st, 2nd, etc.) n/a deed of trust encumbering the Property, using the form as indicated: (Check one box only.)

     ____  Strict  Due-on-Sale(TD72-11-83)  ____  Creditworthy(TD73-11-83)  ____
Assumable-Not due on sale(TD74-11-83)
     ____  n/a

The promissory note shall be amortixed on the basis of n/a , years, payable at $ n/a per month including principal and interest at the rate of n/a % per anum. Payments shall commence n/a and shall be due on the n/a day of each succeeding month. If not sooner paid, the balance of principal and accrued interest shall be due and payable n/a after closing. Payments ____ shall ____ shall not be increased by 1/ 1 2 of estimated annual real estate taxes, and ____ shall ____ shall not be increased by 1/12 of estimated annual property insurance premium.

The loan shall also contain the following terms as indicated: If any payment is not received within n/a calendar days after its due date, a late charge of n/a % of such monthly payment shall be due. Interest on lender disbursements under the deed of trust shall be n/a % per annum. Default interest rate shall be n /a % per annum.

Buyer may prepay without a penalty except n/a .

     4. FINANCING CONDITIONS AND OBLIGATIONS.

     (a) LOAN  APPLICATION(S).

     If  Buyer  is to pay all or part of the  purchase  price  as set  forth  in
Section 3 by obtaining a new loan or if an existing loan is not to be released at closing, Buyer, if required by such lender, shall make written application within n/a calendar days from acceptance of this contract. Buyer shall cooperate with Seller and lender to obtain loan approval, diligently and timely pursue same in good faith, execute all documents and furnish all information and documents required by the lender, and, subject to Section 3, timely pay the costs of obtaining such loan or lender consent.

     (b) LOAN APPROVAL.

     If Buyer is to pay all or part of the purchase price by obtaining a new loan as specified in Section 3, this contract is conditional upon lender's approval of the new loan on or before n/a If not so approved by said date, this contract shall terminate.

     (c)  EXISTING  LOAN  REVIEW.

     If an existing loan is not to be released at closing, Seller shall provide copies of the loan documents (including note, deed of trust, modifications) to Buyer within n/a calendar days from acceptance of this contract. This contract is conditional upon Buyer's review and approval of the provisions of such loan documents. Buyer consents to the provisions of such loan documents if no written objection is received by Seller from Buyer within n/a calendar days from Buyer's receipt of such documents. If the lender's approval of a transfer of the Property is required, this contract is conditional upon Buyer's obtaining such approval without change in the terms of such loan, except as set forth in
Section 3. If tender's approval is not obtained on or before n/a , this contract shall be terminated on such date. If Seller is to be released from liability under such existing loan and Buyer does not obtain such compliance as set forth in Section 3, this contract may be terminated at Seller's option.

     (d)  ASSUMPTION  BALANCE.

     If Buyer is to pay all or part of the purchase price by assuming an existing loan and if the actual principal balance of the existing loan at the date of closing is less than the amount in Section 3 and the amount of cash required from Buyer at closing is increased by more than $ n /a then Buyer may terminate this contract effective upon receipt by Seller of Buyer's written notice of termination.

     (e)  CREDIT  INFORMATION.

     If Buyer is to pay all or part of the purchase price by executing a promissory note in favor of Seller or if an existing loan is not to be released at closing, this contract is conditional upon Seller's approval of Buyer's financial ability and creditworthiness, which approval shall be at Seller's sole and absolute discretion. In such case: (1) Buyer shall supply to Seller on or before n/a at Buyer's expense, information and documents concerning Buyer's financial, employment and credit condition; (2) Buyer consents that Seller may verify Buyer's financial ability and creditworthiness; (3) any such information and documents received by Seller shall be held by Seller in confidence, and not released to others except to protect Seller's interest in this transaction; (4) if Seller does not provide written notice of Seller's disapproval to Buyer on or before n/a , then Seller waives this condition. If Seller does provide written notice of disapproval to Buyer on or before said date, this contract shall terminate.

     5. APPRAISAL PROVISION.

     (Check one box only.) This Section 5 ____ shall ____ shall not apply. If this Section 5 applies, as indicated above, Buyer shall have the right to terminate this contract if the purchase price exceeds the Property's valuation determined by an appriaser engaged by n/a . If Seller receives a copy of such appraisal or written notice from lender which confirms the Property's valuation is less than the purchase price, on or before n/a (Appraisal Deadline), this contract shall terminate. Buyer shall have the privilege and option of proceeding with consummation of this contract without regard to the Buyer shall have the right to terminate this contract if the purchase price exceeds the Property's valuation determined by an appraiser engaged by amount of the appraised valuation. Upon closing, Buyer waives any objection to the Property's valuation.

     6. COST OF APPRAISAL.

     Cost of any appraisal to be obtained after the date of this contract shall be timely paid by n/a .

     7. NOT  ASSIGNABLE.

     This contract shall not be assignable by Buyer without Seller's prior written consent. Except as so restricted, this contract shall inure to the benefit of and be binding upon the heirs, personal representatives, successors and assigns of the parties.

     8. EVIDENCE OF TITLE.

     Seller shall furnish to Buyer, at Seller's expense, either a current commitment for owner's title insurance policy in an amount equal to the purchase price or at Seller's choice, an abstract of title certified to a current date, on or before n/a (Title Deadline). If a title insurance commitment is furnished, Buyer may require of Seller that copies of instruments (or abstracts of instruments) listed in the schedule of exceptions (Exceptions) in the title insurance commitment also be furnished to Buyer at Seller's expense. This requirement shall pertain only to instruments shown of record in the office of the clerk and recorder of the designated county or counties. The title insurance commitment, together with any copies or abstracts of instruments furnished pursuant to this Section 8, constitute the title documents(Title Documents). Buyer, or Buyer's designee, must request Seller, in writing, to furnish copies or abstracts of instruments listed in the schedule of exceptions no later than n/a calendar days after Title Deadline. If Seller furnishes a title insurance commitment, Seller will pay the premium at closing and have the title insurance policy delivered to Buyer as soon as practicable after closing.

     9. TITLE.

     (a) TITLE REVIEW.

     Buyer shall have the right to inspect the Title Documents or abstract. Written notice by Buyer of unmerchantability of title or of any other unsatisfactory title condition shown by the Title Documents or abstract shall be signed by or on behalf of Buyer and given to Seller on or before n/a calendar days after Title Deadline, or within five (5) calendar days after receipt by Buyer of any Title Document(s) or endorsement(s) adding new Exception(s) to the title commitment together with a copy of the Title Document adding new Exception(s) to title. If Seller does not receive Buyer's notice by the date(s) specified above, Buyer accepts the condition of title as disclosed by the Title Documents as satisfactory.

     (b )MATTERS NOT SHOWN BY THE PUBLIC RECORDS.

     Seller shall deliver to Buyer, on or before the Title Deadline set forth in
Section 8, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public records (such as an unrecorded easements unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before n/a . If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

     (c) SPECIAL TAXING  DISTRICTS.

     SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESUILTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

     In the event the Property is located within a special taxing district and Buyer desires to terminate this contract as a result, if written notice is given to Seller on or before the date set forth in subsection 9(b), this contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion insuch special taxing district(s) and waives the right to so terminate.

     (d) RIGHT TO CURE.

     If Seller receives notice of unmerchantability of title or any other unsatisfactory title condition(s) as provided in subsection (a) or (b) above, Seller shall use reasonable effort to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this contract shall then terminate; provided, however, Buyer may, by written notice receiv4ed by Seller, on or before closing, waive objection to said unsatisfactory title condition(s).

     10.  INSPECTION.

     Buyer or any designee, shall have the right to have inspection(s) of the physical condition of the Property and Inclusions, at Buyer's expense. If written notice of any unsatisfactory condition, signed by or on behalf of Buyer, is not received by Seller on or before n/a . (Objection Deadline), the physical condition of the Property and Inclusions shall be deemed to be satisfactory to Buyer. If such notice is received by Seller as set forth above, and if Buyer and Seller have not agreed, in writing, to a settlement thereof on or before n/a (Resolution Deadline), this contract shall terminate three calendar days following the Resolution Deadline; unless, within the three calendar days, Seller receives written notice from Buyer waiving objection to any unsatisfactory condition. Buyer is responsible for and shall pay for any damage which occurs to the Property and Inclusions as a result of such inspection.

     11.  DATE OF  CLOSING.

     The date of closing shall be n/a , or by mutual agreement at an earlier date. The hour and place of closing shall b designated by n/a.

     12.TRANSFER  OF TITLE.

     Subject to tender or paymcnt at closing as required herein and compliance by Buyer with the other terms and provisions, hereof, Seller shall execute and deliver a good and sufficient n/a . deed to Buyer, on closing, conveying the Property free and clear of all taxes except the general taxes for the year of closing, and except n/a


Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except (i) distribution utility casements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third parties in the Property not shown by the public records in accordance with subsection 9(b), (iv) inclusion of the Property within any special taxing district, (v) subject to building and zoning regulations.

     13. PAYMENTS OF ENCUMBPANCES.

     Any encumbrance required to be paid shall be paid at or before closing from the proceeds of this transaction or from any other source.

     14.  CLOSING COSTS,  DOCUMENTS AND SERVICES.

     Buyer and Seller shall pay in Good Funds, their respective closing costs and all other items required to be paid at closing, except as otherwise provided herein. Buyer and Seller shall sign and complete all customary or required documents at or before closing. Fees for real estate closing services shall not exceed $ n/a and shall be paid at closing by n/a The local transfer tax of n/a % of the purchase price shall be paid at closing by n/a .

Any sales and use tax that may accrue because of this transaction shall be paid when due by n/a .

     15.PRORATIONS.

     General taxes for the year of closing, based on the taxes for the calendar year immediately preceding closing, rents, water and scwcr charges, owner's association dues, and interest on continuing loan(s), if any, and shall be prorated to date of closing.

     16.  POSSESSION.

     Possession of the Property shall be delivered to Buyer as follows: n/a subject to the following lease(s) or tenancy(s):  n/a


If Seller, after closing, fails to deliver possession on the date herein specified, Seller shall be subject to eviction and shall be additionally liable to Buyer for payment of $ n/a per day from the date of agreed possession until possession is delivered.

     17.  CONDITION OF AND DAMAGE TO PROPERTY.

     Except as otherwise provided in this contract, the Property and Inclusions shall be delivered in the condition existing as of the date of this contract, ordinary wear and tear excepted. In the event the Property shall be damaged by fire or other casualty prior to time of closing, in an amount of not more than ten percent of the total purchase price, Seller shall be obligated to repair the same before the date of closing. In the event such damage is not repaired within said time or if the damages exceed such sum, this contract may be terminated at the option of Buyer. Should Buyer elect to carry out this contract despite such damage, Buyer shall be entitled to credit for all the insurance proceeds resulting from such damage to the Property and Inclusions, not exceeding, however, the total purchase price. Should any Inclusion(s) or service(s) fail or be damaged between the date of this contract and the date of closing or the date of possession, whichever shall be earlier, then Seller shall be liable for the repair or replacement of such Inclusion(s) or service(s) with a unit of similar size, age and quality, or an equivalent credit, less any insurance proceeds received by Buyer covering such repair or replacement.

     18.TIME OF ESSENCE/REMEDIES.

     Time is of the essence hereof. If any note or check received as earnest money hereunder or any other payment due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     (a) IF BUYER IS IN DEFAULT: [CHECK ONE BOX ONLY.]

     ____ (1) SPECIFIC PERFORMANCE. Seller may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be forfeited and retained on behalf of Seller, and Seller may recover such damages as may be proper, or Seller may elect to treat this contract as being in full force and effect and Seller shall have the right to specific performance or damages, or both.


     ____ (2) LIQUIDATED DAMAGES. All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are LIQUIDATED DAMAGES and (except as provided in subsection (c)) are SELLER'S SOLE AND ONLY REMEDY for Buyer's failure to perform the obligations of this contract. Seller expressly waives the remedies of specific performance and additional damages.

     (b) IF SELLER IS IN  DEFAULT.

     Buyer may elect to treat this contract as cancelled, in which case all payments and things of value received hereunder shall be returned and Buyer may recover such damages as may be proper, or Buyer may elect to treat this contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

     (c) COSTS AND EXPENSES.

     Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

     19.  EARNEST  MONEY  DISPUTE.

     Notwithstanding any termination of this contract, Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker or closing agent, unless mutual written instructions arc received by the holder of the earnest money and things of value, broker or closing agent shall not be required to take any action but may await any proceeding, or at broker's or closing agent's option and sole discretion, may interplead all parties and deposit any moneys or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

     20. ALTERNATIVE DISPUTE RESOLUTION;  MEDIATION.

     If a dispute arises between the parties relating to this contract, the parties agree to submit the dispute to mediation. The parties will jointly appoint an acceptable mediator and will share equally in the cost of such mediator. If mediation proves unsuccessful, the parties may then proceed with such other means of dispute resolution as they so choose.

     21. ADDITIONAL PROVISIONS: n/a

     22.  RECOMMENDATION  OF LEGAL COUNSEL.

     By signing this document, Buyer and Seller acknowledge that the Selling Company or the Listing Company has advised that this document has important legal consequences and has recommended the examination of title and consultation with legal and tax or other counsel before signing this contract.

     23. TERMINATION.

     In the event this contract is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder, subject to Section 19.

     24. SELLING COMPANY BROKER  RELATIONSHIP.

     The selling broker, n/a and its salespersons have been engaged as n/a . Selling Company has previously disclosed in writing to the Buyer that different relationships are available which include buyer agency, seller agency, subagency, or transaction-broker.

     25.  NOTICE TO BUYER.

     Any notice to Buyer shall be effective when received by Buyer, or, if this box is checked when received by Selling Company.

     26. NOTICE TO SELLER.

     Any notice to Seller shall be effective when received by Seller or Listing Company.

     27. MODIFICATION OF THIS CONTRACT.

     No subsequent modification of any of the terms of this contract shall be valid, binding upon the parties, or enforceable unless made in writing and signed by the parties.

     28. ENTIRE AGREEMENT.

     This contract constitutes the entire contract between the parties relating to the subject hereof, and any prior agreements pertaining thereto, whether oral or written, have been merged and integrated into this contract.

     29. NOTICE OF ACCEPTANCE:  COUNTERPARTS.

     This proposal shall expire unless accepted in writing, by Buyer and Seller, as evidenced by their signatures below, and the offering party receives notice of such acceptance on or before n/a (Acceptance Deadline). If accepted, this document shall become a contract between Seller and Buyer. A copy of this document may be executed by each party, separately, and when each party has executed a copy thereof, such copies taken together shall be deemed to be a full and complete contract between the parties.



     AmeriVest Properties Texas Inc.
          7100 Grandview Avenue, # 1, Arvada, CO 80002
          Home #: 303-421-1224 Bus.#: 303-421-1224 Fax #: 303-421-3410
BUYER
     -----------------------------------
     By:  James F. Etter - President








     The undersigned Broker(s) acknowledges receipt of the earnest money deposit specified in section 3, and Selling Company confirms its Broker Relationship as set forth in Section 24.

Selling Company


Colorado Bighorn Corporation
7100 Grandview Ave.
Suite 1
Arvada, CO 80002
Phone: 303-421-3300,                  Fax: 303-421-3410


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                 Note:  Closing Instructions should be signed at
                        the time this contract is signed.